SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




                Date of Report (Date of earliest event reported):
                     December 31, 1997 (December 17, 1997)




                                SIS Bancorp, Inc.
               (Exact name of registrant as specified in charter)




      Massachusetts                   000-20809                   04-3303264
(State or other jurisdiction    (Commission file number)       (IRS employer
     of incorporation)                                       identification no.)

   1441 Main Street, Springfield, MA                                01102
(Address of principal executive offices)                          (Zip code)

                                 (413) 748-8000
               Registrant's telephone number, including area code


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Item 2. ACQUISITION OR DISPOSITION OF ASSETS

         On December 17, 1997, SIS Bancorp, Inc. ("SIS") completed its merger (the "Merger") with Glastonbury Bank & Trust Company ("GBT"), pursuant to an Agreement and Plan of Reorganization dated as of August 18, 1997 (the "Merger Agreement") by and between SIS and GBT. In accordance with the terms of the Merger Agreement, a wholly owned subsidiary of SIS merged with and into GBT, which then became a wholly owned subsidiary of SIS. Each share of GBT common stock, par value $2.50 per share, outstanding immediately prior to the Merger was converted into the right to receive 74/100ths (0.74) of a share of common stock of SIS, par value $.01 per share.

         The Merger constitutes a tax-free reorganization and no gain or loss will be recognized by SIS or GBT as a result of the Merger. The Merger will be accounted for as a "pooling of interests" transaction.

         Certain additional information regarding the Merger is contained in SIS's press release dated December 18, 1997, a copy of which is included as an exhibit hereto and incorporated herein.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)      Exhibits.

         99.1     Press Release of SIS, dated December 18, 1997



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, SIS Bancorp, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                SIS BANCORP, INC.


Date: December 31, 1997        By: /s/ John F. Treanor
                                   Name: John F. Treanor
                                   Title:  Executive Vice President, Chief
                                             Financial Officer and Treasurer